Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-1 of Mirion Technologies, Inc. of our report dated April 30, 2021, relating to the financial statements of Sun Nuclear Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

October 26, 2021